UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report: April 25, 2015

(Date of earliest event reported)

EveryWare Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35437	45-3414553
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

519 North Pierce Avenue, Lancaster, Ohio	43130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (740) 687-2500

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The description of the Agreement (as defined below) contained under Item 5.02 below is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2015, EveryWare Global, Inc. (the “Company”) filed a retention application with the United States Bankruptcy Court for the District of Delaware (the “Court”) retaining William H. Runge III as Chief Restructuring Officer of the Company (the “CRO”). The retention application is subject to final approval by the Court.

Mr. Runge, 63, has served as a Managing Director and as co-head of the North America Restructuring practice for the Southern Region with Alvarez & Marsal (“A&M”), a management consulting firm, since 2002. Before joining A&M, Mr. Runge served 10 years at Arthur Anderson where he was Partner-in-Charge of the Southeast Office turnaround and restructuring practice. Prior to that, Mr. Runge held various senior management roles in which he was responsible for manufacturing, engineering, administration and finance and accounting.

Pursuant to an agreement with A&M, the Company will pay A&M an hourly fee of $825 for Mr. Runge’s services plus other amounts on an hourly basis for additional support personnel and a weekly fee of $31,680 for Joel Mostrom’s services as Interim Vice President of Finance. The Agreement may be terminated by either party at any time. Mr. Runge will remain an employee of A&M in his capacities as Managing Director and co-head of the North America Restructuring practice for the Southern Region while he serves as the Company’s CRO.

Except as described above, there are no other arrangements or understandings between Mr. Runge and any other persons pursuant to which he was appointed as an officer of the Company. There are no transactions between the Company and Mr. Runge that would require disclosure under Item 404(a) of Regulation S-K. No family relationship exists between Mr. Runge and any other director or executive officer of the Company.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations, estimates, forecasts, and projections as well as the current beliefs and assumptions of the Company’s management. When used in this document, the words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “may,” “predict,” “will,” “would,” “could,” “should,” “target” and similar expressions are forward-looking statements. All statements contained in this Current Report that are not statements of historical fact and other estimates, projections, future trends and the outcome of events that have not yet occurred referenced in this Form 8-K should be considered forward-looking statements. Although the Company believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Additionally, various economic and competitive factors could cause actual results to differ materially from those discussed in such forward-looking statements, including, but not limited to, such risks relating to (i) the conclusion by our auditor that there is substantial doubt about our ability to continue as a going concern; (ii) risks and uncertainties associated with the bankruptcy proceedings, including our ability to consummate the transactions contemplated by the restructuring support agreement entered into among us, certain of the lenders under our term loan and certain of our equity holders within the time frame contemplated therein; (iii) whether the proposed debtor in possession financing will receive final approval from the bankruptcy court on the terms contemplated and whether such funds will provide sufficient liquidity during the pendency of the Chapter 11 proceedings; (iv) the limited recovery for holders of our common stock resulting from the Chapter 11 proceedings; (v) increased costs related to the Chapter 11 proceedings; (vi) loss of customer orders, disruption in our supply chain and loss of the ability to maintain vendor relationships; (vii) general economic or business conditions affecting the markets we serve; (viii) our ability to attract and retain key managers; (ix) risks associated with conducting business in foreign countries and currencies; (x) increased competition in our markets; (xi) the impact of changes in governmental regulations on our customers or on our business; (xii) the loss of business from a major customer; (xiii) our ability to obtain future financing due to changes in the lending markets or our financial position; and other risks disclosed in the Company’s most recent Annual Report on Form 10-K, and quarterly and current reports on Form 10-Q and 8-K filed with the U.S. Securities and Exchange Commission. There may be other factors that may cause the Company’s actual results to differ materially from the forward-looking statements. The Company undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EveryWare Global, Inc.

Date: April 27, 2015	By:	/s/ Erika J. Schoenberger
		Name:	Erika J. Schoenberger
		Title:	General Counsel